                                                                       EXHIBIT 5

                             AMERICAN GENERAL LIFE
                               INSURANCE COMPANY
Home Office:
Houston, Texas

2727-A Allen Parkway               JOHN DOE
P.O. Box 4647               POLICY NUMBER: 0000000000
Houston, Texas 77210-4647                                A STOCK COMPANY
                                    A Subsidiary of American General Corporation
(888) 222-4943

WE WILL PAY THE DEATH BENEFIT PROCEEDS to the Beneficiary if the Insured dies prior to the Maturity Date and while this policy is in force. Payment will be made after We receive due proof of the Insured's death, and will be subject to the terms of this policy. The method for determining the amount payable is stated in the Death Benefit Proceeds provision.

WE WILL PAY THE CASH SURRENDER VALUE of this policy to the Owner on the Maturity Date if the Insured is living on that date.

THE AMOUNT OR DURATION OF THE DEATH BENEFIT PROCEEDS AND THE ACCUMULATION VALUES PROVIDED BY THIS POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. ACCUMULATION VALUES MAY INCREASE OR DECREASE.

The consideration for this policy is the application and payment of the first premium. The first premium must be paid on or before delivery of this policy.

This is a FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY. An adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date. Investment results are reflected in policy benefits. ACCUMULATION VALUES are flexible and will be based on the amount and frequency of premiums paid and the investment results of the Separate Account. NONPARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS.

                   NOTICE OF TEN DAY RIGHT TO EXAMINE POLICY

YOU MAY RETURN THIS POLICY WITHIN 10 DAYS AFTER DELIVERY IF YOU ARE NOT SATISFIED WITH IT FOR ANY REASON. THE POLICY MAY BE RETURNED TO US OR TO THE REGISTERED REPRESENTATIVE THROUGH WHOM IT WAS PURCHASED. UPON SURRENDER OF THIS POLICY WITHIN THE 10 DAY PERIOD, IT WILL BE DEEMED VOID FROM THE DATE OF ISSUE, AND WE WILL REFUND THE GREATER OF: (1) ANY PREMIUMS RECEIVED BY US; OR (2) YOUR ACCUMULATION VALUE PLUS ANY CHARGES THAT HAVE BEEN DEDUCTED.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

     President                                       Secretary

                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                           READ YOUR POLICY CAREFULLY
99301

                                     INDEX

Annual Report                                              22
Automatic Rebalancing                                      16
Beneficiary and Proceeds                                   18
Cash Surrender Value                                       12
Changing Your Insurance Policy                              7
Change of Ownership or Beneficiary                         19
Changing the Death Benefit Option                           7
Changing the Specified Amount                               7
Contract                                                    5
Cost of Insurance Rate Table                               22
Date of Issue                                             3,5
Death Benefit and Death Benefit Options                     6
Death Benefit Corridor Rates                            24-26
Dollar Cost Averaging                                      16
General Account                                            10
General Provisions                                         21
Grace Period                                               14
Incontestability                                           21
Investment Advisor or Investment Objective, Change of       9
Investments of the Separate Account                         8
Maturity Date                                               3
Monthly Administration Fee                                 12
Owner                                                       5
Payment Options                                            19
Policy Loans                                               17
Policy Values                                              10
Premium Class                                               2
Premium Expense Charge                                      6
Premium Payments                                            5
Reinstatement                                              23
Separate Account                                            8
Surrender, Full and Partial                                14
Suspension and Deferral of Payments Provision              16
Transfer Provisions                                        15
Valuation of Assets                                         9
Valuation of Dates                                          9
Valuation Units                                             9
When This Policy Terminates                                23

COMPANY REFERENCE. We, Our, Us, or Company means American General Life Insurance Company.

YOU, YOUR.  The words You or Your mean the Owner of this policy.

HOME OFFICE. Our office at 2727-A Allen Parkway, Houston, Texas 77019; Mailing Address P. O. Box 4647, Houston, Texas 77210-4647.

WRITTEN, IN WRITING. A written request or notice in acceptable form and content, which is signed and dated, and received at Our Home Office.

PREMIUM CLASS. The Premium Class of this policy is shown on the Policy Schedule as one or a combination of the following terms:

GUARANTEED ISSUE. The term "Guaranteed Issue" means the cost of insurance is based on the Insured qualifying for simplified underwriting.

PREFERRED. The term "Preferred" means the cost of insurance is based on the Insured being a non-user of tobacco.

STANDARD. The term "Standard" means the cost of insurance is based on the Insured being a tobacco user.

SPECIAL. The term "Special"means an extra premium is being charged due to the Insured's health, occupation or avocation.


                                   NOTICE
                    This Policy Is A Legal Contract Between
                       The Policy Owner And the Company.

99301                              Page 2

                                POLICY SCHEDULE

BASIC POLICY                MONTHLY COST             YEARS PAYABLE

  VARIABLE LIFE             SEE PAGE 27                   65


ADDITIONAL BENEFITS PROVIDED BY RIDERS

     NONE

PREMIUM CLASS:                                        PREFERRED
INITIAL PREMIUM:                                      $1,000.00
PLANNED PERIODIC PREMIUM:                             1,000.00 PAYABLE ANNUALLY
MONTHLY DEDUCTION DAY:                                1ST DAY OF EACH MONTH

TARGET PREMIUM                                        $1,000.00

MINIMUM PARTIAL SURRENDER                             $  500.00
MINIMUM VALUE THAT MAY BE RETAINED IN A
     DIVISION AFTER A PARTIAL SURRENDER OR
     TRANSFER                                         $  500.00

MINIMUM DEATH BENEFIT AMOUNT (AFTER A
DECREASE IN SPECIFIED AMOUNT)
     PRIOR TO POLICY ANNIVERSARY NEAREST AGE 65:      $  50,000
     THEREAFTER                                       $  25,000
DEATH BENEFIT COMPLIANCE TEST          CASH VALUE

COVERAGE MAY EXPIRE PRIOR TO THE MATURITY DATE SHOWN WHERE EITHER NO PREMIUMS ARE PAID FOLLOWING PAYMENT OF THE INITIAL PREMIUM, OR SUBSEQUENT PREMIUMS ARE INSUFFICIENT TO CONTINUE COVERAGE TO SUCH DATE.

INSURED:                    JOHN DOE   POLICY NUMBER:          123456789

INSURANCE AGE:                    35   DATE OF ISSUE:          JULY 1, 1999

INITIAL SPECIFIED AMOUNT:    $50,000   MATURITY DATE:          JULY 1, 2064

DEATH BENEFIT OPTION:              1   THIS IS A (SEX DISTINCT) POLICY

                         THIS IS A (STATE NAME) POLICY


99301                               Page 3

POLICY SCHEDULE CONTINUED - POLICY NUMBER 123456789

CHARGES DEDUCTED FROM THE SEPARATE ACCOUNT

MORTALITY AND EXPENSE CHARGES:

DEDUCTIONS FROM THE SEPARATE ACCOUNT WILL BE MADE AT AN ANNUAL RATE NOT TO EXCEED THE RATES STATED BELOW. THE ACTUAL DEDUCTION WILL BE MADE ON A DAILY BASIS. THE CURRENT RATE ON A DAILY BASIS DURING THE FIRST 10 YEARS IS 0.001781%.

POLICY YEARS                     CURRENT ANNUAL       GUARANTEED ANNUAL
                                      RATE                  RATE
1-10                                [0.65%]                0.65%
11-20                               [0.40%]                0.40%
THEREAFTER                          [0.15%]                0.15%

EXPENSE CHARGES:

PREMIUM EXPENSE CHARGE:
(ADJUSTABLE PREMIUM EXPENSE CHARGE PERCENTAGE)

                            CURRENT PERCENTAGES                  GUARANTEED MAXIMUM PERCENTAGES
                    FOR AMOUNTS EQUAL       FOR AMOUNTS       FOR AMOUNTS EQUAL        FOR AMOUNTS
                   TO OR LESS THAN THE   GREATER THAN THE    TO OR LESS THAN THE    GREATER THAN THE
                     TARGET PREMIUM       TARGET PREMIUM      TARGET PREMIUM         TARGET PREMIUM
YEARS 1 - 7               [9%]                  [5%]                 9%                    5%
THEREAFTER                [5%]                  [5%]                 5%                    5%

MONTHLY ADMINISTRATION FEE:      CURRENT    GUARANTEED
                                 [$7.00]       $10.00

BASIC POLICY CHARGES AND FEES

COST OF INSURANCE CHARGES. GUARANTEED MAXIMUM COST OF INSURANCE RATES PER $1,000 OF NET AMOUNT AT RISK ARE SHOWN ON PAGE 27.



99301                            Page 4

CONTRACT. Your policy is a legal contract that You have entered into with Us. You have paid the first premium and have submitted an application, a copy of which is attached. In return, We promise to provide the insurance coverage described in this policy.

The entire contract consists of:

1.  The basic policy;

2.  The riders that add benefits to the basic policy, if any;

3.  Endorsements, if any; and

4. The attached copy of Your application, and any amendments or supplemental applications.

DATE OF ISSUE. The Date of Issue of this policy is the date from which the first policy charges are due. The Date of Issue is also the date from which all policy years, anniversaries, and monthly deduction dates are determined.

OWNER. The Owner is as stated in the application unless later changed. During the Insured's lifetime, the Owner may exercise every right the policy confers or We allow (subject to the rights of any assignee of record, and to any endorsement on this policy limiting such rights). You may have multiple Owners of the policy. In that case, the authorizations of all Owners are required for all policy changes except for transfers, premium allocations and deduction allocations. We will accept the authorization of one Owner for transfers and changes in premium and deduction allocations. The Owner and the Insured may be the same person but do not have to be. If an Owner dies while the policy is in force and the Insured is living, ownership rights pass on to a successor owner, if any, or to the estate of the Owner.

                                PREMIUM PAYMENTS

All premiums after the first are payable in advance. Premium payments are flexible. This means You may choose the amount and frequency of payments.

The actual amount and frequency of premium payments will affect the Accumulation Value and the amount and duration of insurance. Please refer to the Policy Values Provision for a detailed explanation.

PLANNED PERIODIC PREMIUMS. The amount and frequency of the Planned Periodic Premiums You selected are shown on the Policy Schedule. You may request a change in the amount and frequency. We may limit the amount of any increase. (See "Maximum Premium").

UNSCHEDULED ADDITIONAL PREMIUMS. You may pay additional premiums at any time before the Maturity Date shown on the Policy Schedule. We may limit the number and amount of additional premiums. (See "Maximum Premium").

MAXIMUM PREMIUM. We reserve the right to refund any premium that would cause this policy to fail to qualify as life insurance under the Death Benefit Compliance Test selected, and under applicable tax laws. The test selected is shown on the Policy Schedule.


99301                               Page 5
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PREMIUM EXPENSE CHARGE.  The Premium Expense Charge is calculated by multiplying the premium paid by the Premium Expense Charge Percentage. Premium Expense
Charge Percentages differ according to policy year and whether or not the premium paid is in excess of the Target Premium. The Target Premium is shown on the Policy Schedule. The Premium Expense Charge Percentage is adjustable, but will never be more than the guaranteed Premium Expense Charge Percentage shown on the Policy Schedule.

NET PREMIUM. The term Net Premium as used in this policy means "The premium paid less the Premium Expense Charge" except as follows: No Premium Expense Charge will be deducted if the source of the premium is one of the following:
(1) Cash Surrender Values applied from another policy issued by the Company (internal rollover); or (2) The amount of any term conversion credit.

ALLOCATION OF PREMIUMS.   The initial allocation of Net Premiums is shown in the
application for this policy and will remain in effect until changed by Written notice from the Owner. The percentage allocation for future Net Premiums may be changed at any time by Written Notice.

The initial Net Premium will be allocated to the Money Market Division on the later of the following dates:

1.  The Date of Issue; or

2. The date all requirements needed to place the policy in force have been satisfied, including underwriting approval and receipt in the Home Office of the necessary premium.

The initial Net Premium will remain in the Money Market Division until the first Valuation Date following the 15th day after it was applied. Any additional Net Premiums received prior to the first Valuation Date which follows the 15th day after the initial Net Premium was applied will be allocated to the Money Market Division until such Valuation Date. At that time, We will transfer the Accumulation Value to the selected Investment Option(s). Each premium received after such Valuation Date will be reduced by the Premium Expense Charge and applied directly to the elected Investment Option(s) as of the Business Day received.

Changes in the allocation will be effective on the date we receive the Owner's notice. The allocation may be 100% to any available Division or may be divided among these options in whole percentage points totaling 100%. We reserve the right to limit the number of Divisions which You may select.

WHERE TO PAY. You may make Your payments to Us at Our Home Office or to an authorized agent. A receipt signed by an officer of the Company will be furnished upon request.

                    DEATH BENEFIT AND DEATH BENEFIT OPTIONS

DEATH BENEFIT PROCEEDS. If the Insured dies prior to the Maturity Date and while this policy is in force, We will pay the Death Benefit Proceeds to the Beneficiary. The Death Benefit Proceeds will be subject to:

1.  The Death Benefit Option in effect on the date of death; and

2. Any increases or decreases made to the Specified Amount. The Initial Specified Amount is shown on the Policy Schedule.

Guidelines for changing the Death Benefit Option or the Specified Amount will be found in the section entitled "Changing Your Insurance Policy".

99301                             Page 6

Any premium received after the date of death will be refunded and will not be included in the Accumulated Value for purposes of calculating the Death Benefit Amount.

The Death Benefit Proceeds will be the Death Benefit Amount, after reversing any premium received after the date of death, less any outstanding policy loan and will be subject to the other provisions of the Beneficiary and Proceeds section.

DEATH BENEFIT COMPLIANCE TEST. Death benefit compliance tests are used to determine if a policy will qualify as life insurance under applicable tax laws. There are two compliance tests which may be used: The Guideline Premium Test and the Cash Value Accumulation Test. The test which You selected when this policy was issued is shown on the Policy Schedule. The death benefit compliance test may not be changed after the Date of Issue.

DEATH BENEFIT OPTION. The Death Benefit Option which You have chosen is shown on the Policy Schedule as either Option 1 or Option 2.

OPTION 1. If You have chosen Option 1, the Death Benefit Amount will be the greater of:

1.  The Specified Amount on the date of death; or

2. The Accumulation Value as of the Business Day notification of death is received In Writing, multiplied by the Death Benefit Corridor Rate (as shown in the table for the Death Benefit Compliance Test which You selected) for the Insured's age nearest birthday on the date We receive notification.

OPTION 2. If You have chosen Option 2, the Death Benefit Amount will be the greater of:

1. The Specified Amount as of the date of death plus the Accumulation Value as of the Business Day notification of death is received In Writing; or

2. The Accumulation Value as of the Business Day notification of death is received In Writing, multiplied by the Death Benefit Corridor Rate (as shown in the table for the Death Benefit Compliance Test which You selected) for the Insured's age nearest birthday on the date We receive notification.

                         CHANGING YOUR INSURANCE POLICY

You may request a change in the Specified Amount or Death Benefit Option at any time except that a decrease in the Specified Amount may not become effective prior to the end of the first policy year. Your request must be submitted to Our Home Office In Writing in a form acceptable to Us.

INCREASING THE SPECIFIED AMOUNT. We will require a supplemental application and evidence of insurability satisfactory to Us for any increase in the Specified Amount. An increase will be effective on the monthly deduction day on or next following the date the application for increase is approved by Us. The effective date will appear in an endorsement to this policy.

DECREASING THE SPECIFIED AMOUNT. Any decrease will go into effect on the monthly deduction day following the day We receive the request. The Death Benefit Amount remaining in effect after any decrease cannot be less than the greater of:

1.  The Minimum Death Benefit Amount shown on the Policy Schedule; or

2. Any Death Benefit Amount required to qualify this policy as life insurance under applicable tax laws.

99301                            Page 7

Any such decrease will be applied in the following order:

1.  Against the Specified Amount provided by the most recent increase;

2.  Against the next most recent increases successively;

3.  Against the Specified Amount provided under the original application.

CHANGING THE DEATH BENEFIT OPTION. You may request a change in the Death Benefit Option You have chosen.

1. If You request a change from Option 1 to Option 2: The new Specified Amount will be the Specified Amount, prior to change, less the Accumulation Value as of the effective date of the change, but not less than zero.

2. If You request a change from Option 2 to Option 1: The new Specified Amount will be the Death Benefit Amount as of the effective date of the change.

We will not require evidence of insurability for a change in the Death Benefit Option. The change will go into effect on the Monthly Deduction Day following the date We receive Your Written request for change.

CHANGING THE TERMS OF YOUR POLICY. Any change in Your policy must be approved by one of Our senior officers. No agent has the authority to make any changes or waive any of the terms of Your policy.

                          SEPARATE ACCOUNT PROVISIONS

SEPARATE ACCOUNT. Separate Account VL-R is a segregated investment account established by the Company under Texas law to separate the assets funding the variable benefits for the class of policies to which this policy belongs from the other assets of the Company. That portion of the assets of the Separate Account equal to the reserves and other policy liabilities with respect to the Separate Account shall not be chargeable with liabilities arising out of any other business We may conduct. Income, gains and losses, whether or not realized from assets allocable to the Separate Account, are credited to or charged against such Account without regard to Our other income, gains or losses.

INVESTMENTS OF THE SEPARATE ACCOUNT. The Separate Account is segmented into Divisions. Each Division invests in a single Investment Option. Net Premiums will be applied to the Separate Account and allocated to one or more Divisions. The assets of the Separate Account are invested in the Investment Option(s) listed on the application for this policy. From time to time, We may add additional Divisions. We may also discontinue offering one or more Divisions as provided in the Rights Reserved by Us provision. Any change in investment selection shall be pursuant to a duly executed change form filed with Our Home Office. Transfers may be made to the additional Divisions subject to the rules stated in the Transfer Provision section and any new rules or limitations which may apply to such additional Divisions.

If shares of any of the Investment Options become unavailable for investment by the Separate Account, or the Company's Board of Directors deems further investment in these shares is inappropriate, the Company may limit further investment in the shares or may substitute shares of another Investment Option for shares already purchased under this policy as provided in the Rights Reserved by Us provision.

99301                                 Page 8

VALUATION OF ASSETS. The assets of the Separate Account are valued as of each Valuation Date at their fair market value in accordance with Our established procedures. The Separate Account Value as of any Valuation Date prior to the Maturity Date is the sum of Your account values in each Division of the Separate Account as of that date.

VALUATION UNITS. In order to determine policy values in the Divisions, We use Valuation Units which are calculated separately for each Division. The Valuation Unit value for each Division will vary to reflect the investment experience of the applicable Investment Option. The Valuation Unit for a Division will be determined on each Valuation Date for the Division by multiplying the Valuation Unit value for the Division on the preceding Valuation Date by the Net Investment Factor for that Division for the current Valuation Date.

The Net Investment Factor for each Division is determined by dividing (1) by (2) and subtracting (3), where:

1. is the net asset value per share of the applicable Investment Option as of the current Valuation Date (plus any per share amount of any dividend or capital gains distribution paid by the Investment Option since the last Valuation Date); and

2. is the net asset value per share of the shares held in the Division as determined at the end of the previous valuation period; and

3.  is a factor representing the Mortality and Expense Charge.

The net asset value of an Investment Option's shares held in each division shall be the value reported to Us by that Investment Option.

VALUATION DATES. Valuation of the various Divisions will occur on each Business Day during each month. If the underlying Investment Option is unable to value or determine the Division's investment in an Investment Option due to any of the reasons stated in the Suspension and Deferral of Payments Provision, the Valuation Date for the Division with respect to the unvalued portion shall be the first Business Day that the assets can be valued or determined.

BUSINESS DAY. A business day is each day that the New York Stock Exchange is open for business. For the purpose of collecting daily charges, a business day immediately preceded by one or more non-business calendar days will include those non-business days as a part of that business day. For example, a business day which falls on a Monday will consist of a Monday and the immediately preceding Saturday and Sunday.

MINIMUM BALANCE. The minimum value that may be retained in a Division after a partial surrender or transfer is shown on the Policy Schedule. If a partial surrender causes the balance in any Division to drop below such minimum amount, the Company reserves the right to transfer the remaining balance to the Money Market Division. If a transfer causes the balance in any Division to drop below the minimum amount, the Company reserves the right to transfer the remaining balance in proportion to the transfer request.

CHANGE OF INVESTMENT ADVISOR OR INVESTMENT OBJECTIVE. Unless otherwise required by law or regulation, the investment advisor or any investment objective may not be changed without Our consent. If required, approval of or change of any investment objective will be filed with the Insurance Department of the state where the policy is being delivered.


99301                               Page 9

RIGHTS RESERVED BY US. Upon notice to You, this policy may be modified by Us, but only if such modification is necessary to:

1. Operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

2. Transfer any assets in any Division to another Division, or to one or more other separate accounts;

3. Add, combine or remove Divisions in the Separate Account, or combine the Separate Account with another separate account;

4.  Make any new Division available to You on a basis to be determined by Us;

5. Substitute for the shares held by any Division the shares of another Division or the shares of another investment company or any other investment permitted by law;

6. Make any changes as required by the Internal Revenue Code, or by any other applicable law, regulation or interpretation in order to continue treatment of this policy as life insurance; or

7. Make any changes required to comply with the requirements of any underlying Investment Option.

8. Make other changes in this policy that in Our judgement are necessary or appropriate to ensure that this policy continues to qualify for tax treatment as life insurance, or that do not reduce any Cash Surrender Value, Death Benefit Amount, Accumulation Value or other accrued right or benefit.

When required by law, We will obtain Your approval of changes and We will gain approval from any appropriate regulatory authority.

                                GENERAL ACCOUNT

The General Account is a fixed account within Our general assets which We have established for:

1.  Any amounts transferred from the Divisions as a result of a loan; or

2.  Any amounts allocated by the Owner to such Account.

The guaranteed interest rate used in calculating Accumulation Values of amounts allocated to the General Account is .3274% per month compounded monthly. This is equivalent to 4.0% per year, compounded annually, and is not based on the investment experience of any Division of the Separate Account. We can use interest rates greater than the guaranteed rates to calculate Accumulation Values of amounts allocated to the General Account.

                            POLICY VALUES PROVISION

ACCUMULATION VALUE. The Accumulation Value of Your policy is the total of all values in the Divisions of the Separate Account and in the General Account. The Accumulation Value reflects:

1.  Net Premiums paid;

2.  Monthly deductions;

99301                                 Page 10

3. The investment experience of the Divisions selected less the Mortality and Expense Charge;

4. Amounts allocated to the General Account, including interest earned on amounts in the General Account;

5. Deductions due to partial surrenders and any charges for partial surrenders; and

6.  Deductions, if any, resulting from decreases in Specified Amount.

Net premiums are allocated, in accordance with your instructions, to the General Account or allocated to the selected Divisions of the Separate Account and converted to Valuation Units.

On each Monthly Deduction Day, a Monthly Deduction will be made by reducing the unloaned portion of the General Account or redeeming Valuation Units from each applicable Division in the same ratio as the Allocation of Policy Deductions in effect on the Monthly Deduction Day. If the unloaned portion of the General Account or the balance in any Division of the Separate Account is insufficient to make a Monthly Deduction in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the Monthly Deduction bears to the unloaned Accumulation Value of your policy. You must state in Writing in advance how Monthly Deductions should be made if other than this method is to be used.

The Accumulation Value in any Division is determined by multiplying the value of a Valuation Unit by the number of Valuation Units held under the policy in that Division.

The value of the Valuation Units equal to the amount being borrowed from the Separate Account will be transferred to the General Account as of the Business Day that the loan request is received In Writing.

Valuation Units are surrendered to reflect a partial surrender as of the Business Day that the request for partial surrender is received In Writing.

ON THE DATE OF ISSUE. The Accumulation Value on the Date of Issue will be determined as follows:

1.  The Net Premium received; less

2. The Monthly Deduction for the first policy month (See "How We Calculate a Monthly Deduction").

The first deduction day is the Date of Issue. The Monthly Deduction Day is shown on the Policy Schedule.

ON EACH MONTHLY DEDUCTION DAY. On each Monthly Deduction Day after the Date of Issue, We will determine the Accumulation Value as follows:

1.  We will take the Accumulation Value as of the last Monthly Deduction Day;

2. Add the interest earned for the month on the excess of the General Account value on the last Monthly Deduction Day over any withdrawals and transfers made from the General Account since the last Monthly Deduction Day;

99301                           Page 11

3. Add any investment gain (or subtract any investment loss) on the Divisions of the Separate Account since the last Monthly Deduction Day as measured by the change in the value of the Valuation Units;

4.  Add all Net Premiums received since the last Monthly Deduction Day;

5. Subtract any partial surrender made and any charges for partial surrenders since the last Monthly Deduction Day; and

6. Subtract the Monthly Deduction for the policy month following the Monthly Deduction Day. (See "How We Calculate a Monthly Deduction").

ON ANY VALUATION DATE OTHER THAN A MONTHLY DEDUCTION DAY. The Accumulation Value on any Valuation Date other than a Monthly Deduction Day will be the sum of:

1.  The value of the General Account as of the last Monthly Deduction Day;

2. Less any partial surrenders and any charges for partial surrenders since the last Monthly Deduction Day;

3.  Plus all Net Premiums received since the last Monthly Deduction Day; and

4. Plus the sum of the values of the Divisions of the Separate Account as of the last Monthly Deduction Day, plus the amount of any investment gain (or minus any investment loss) on the Divisions since the last Monthly Deduction Day as measured by the change in the value of the Valuation Units.

CASH SURRENDER VALUE. The Cash Surrender Value of this policy will be equal to the Accumulation Value less any indebtedness except as follows:

1. During the first policy year, the Cash Surrender Value will be equal to the Accumulation Value, less any indebtedness, plus 40% of the Premium Expense Charge deducted during the first policy year;

2. During the second policy year, the Cash Surrender Value will be equal to the Accumulation Value, less any indebtedness, plus 20% of the Premium Expense Charge deducted during the first policy year.

HOW WE CALCULATE A MONTHLY DEDUCTION.  Each Monthly Deduction includes:

1.  The cost of insurance provided by the basic policy;

2.  The cost of insurance for benefits provided by riders, if any; and

3.  The Monthly Administration Fee.

HOW WE CALCULATE THE COST OF INSURANCE FOR THE BASIC POLICY. We calculate the cost of insurance at the beginning of each policy month as of the Monthly Deduction Day. The cost of insurance is determined as follows:

99301                                Page 12

1. Reduce the Death Benefit Amount by the amount of Accumulation Value on the Monthly Deduction Day before the cost of insurance deduction is taken, and after the Monthly Administration Fee and cost of insurance for riders, if any, are deducted;

2. Multiply the difference by the cost of insurance rate per $1,000 of the Net Amount at Risk as provided in the Cost of Insurance Rate provision; and

3.  Divide the result by 1,000.

If Option 1 is in effect, and there have been increases in the Specified Amount, the Accumulation Value will first be considered part of the Initial Specified Amount. If the Accumulation Value exceeds the Initial Specified Amount, the excess will be considered part of any Specified Amount increases in the order in which the increases were made.

COST OF INSURANCE FOR BENEFITS PROVIDED BY RIDERS. The cost of insurance for benefits provided by riders, if any, will be as stated on the Policy Schedule or in an endorsement to this policy.

MONTHLY ADMINISTRATION FEE. An administration fee will be deducted monthly. The amount of the monthly fee may be adjusted, but will never be greater than the guaranteed Monthly Administration Fee.

COST OF INSURANCE RATE. The cost of insurance rate for the Initial Specified Amount, and for each Specified Amount increase, is based on the Insured's:

1.  Sex (if issued on a Sex Distinct basis);

2.  Age nearest birthday on each policy anniversary; and

3. Premium class shown on the Policy Schedule, associated with the Initial Specified Amount and each increase in the Specified Amount.

A table of guaranteed monthly cost of insurance rates is included in this policy. We can use cost of insurance rates that are lower than the guaranteed rates. Any change in rates will apply to all policies in the same rate class as this policy. The rate class of this policy is determined on its Date of Issue according to:

1.  The calendar year of issue and policy year;

2.  The plan of insurance;

3.  The amount of insurance; and

4. The age, sex and premium class of the Insured if issued on a Sex Distinct basis or the age and premium class if issued on a Gender Neutral basis.

CHANGES IN RATES, CHARGES AND FEES. This policy does not participate in Our profits or surplus. Any redetermination of the cost of insurance rates, interest rates, mortality and expense charges, Monthly Administration Fee or percentage of premium charges will be based on Our expectations as to investment earnings, mortality, persistency and expenses. We will not change these charges in order to recoup any prior losses.

99301                              Page 13

GRACE PERIOD. If the Cash Surrender Value on a Monthly Deduction Day is not enough to meet the Monthly Deduction for the current month, this policy will remain in force during the 61-day period that follows. If the Cash Surrender Value on a policy anniversary is not enough to pay any loan interest due, this policy will remain in force during the 61-day period that follows. Such 61-day period is referred to in this policy as the "Grace Period." There is no Grace Period for the initial Monthly Deduction.

If the amount We require to keep Your policy in force is not paid by the end of the Grace Period, this policy will terminate without value. However, We will give You at least 31 days notice prior to termination that Your policy is in the Grace Period and advise You of the amount required to keep Your policy in force. Such 31 days prior notice will be sent to You at Your last known address, and to the assignee of record, if any. If death occurs during the Grace Period, Monthly Deductions through the policy month in which death occurred will be deducted from the proceeds.

If a surrender request is received within 31 days after the Grace Period commences, the Cash Surrender Value payable will not be less than the Cash Surrender Value on the Monthly Deduction Day the Grace Period commenced. The Monthly Deduction for the policy month following such Monthly Deduction Day will not be subtracted in the calculation of such Cash Surrender Value.

FULL SURRENDER. Subject to the Beneficiary and Proceeds section, You may return Your policy to Us and request its Cash Surrender Value at any time during the Insured's lifetime before the Maturity Date. The Cash Surrender Value will be determined as of the Business Day the policy and the signed request for surrender are received In Writing. The Company may delay payment if the Suspension and Deferral of Payments Provision is in effect.

PARTIAL SURRENDER. At any time after the first policy year, You may request a portion of the Cash Surrender Value of the policy. Your request must be made In Writing prior to the Maturity Date during the Insured's lifetime. The minimum partial surrender is shown on the Policy Schedule.

Valuation Units are surrendered to reflect a partial surrender as of the Business Day the request for partial surrender is received In Writing.

A partial surrender will result in a reduction of the Accumulation Value and the Death Benefit Amount. The Accumulation Value will be reduced by the amount of partial surrender benefit. The reduced Death Benefit Amount will be determined in accordance with the Death Benefit Option provision. If Your Death Benefit Option is Option 1, the Specified Amount will be reduced by the amount of the partial surrender. (The reduced amount will not be less than zero.) The Death Benefit Amount remaining after this reduction must be no less than the Minimum Death Benefit Amount after a Decrease in Specified Amount shown on the Policy Schedule.

You may apply for a partial surrender without reducing Your policy's Death Benefit Amount subject to evidence of insurability satisfactory to Us.

A partial surrender will result in the cancellation of Valuation Units from each applicable Division and a reduction of the unloaned portion of the General Account in the same ratio as the Allocation of Policy Deductions in effect on the date of partial surrender. If the number of Valuation Units in any Division or in the unloaned portion of the General Account is insufficient to make a partial surrender in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the ratio the partial surrender request bears to the Cash Surrender Value of Your policy. You must state In Writing in advance how partial surrenders should be made if other than this method is to be used.

There may be a charge for each partial surrender not to exceed $25.00.

99301                              Page 14

The Company may delay payment if the Suspension and Deferral of Payments Provision is in effect.

PERIOD OF INSURANCE COVERAGE IF AMOUNT OR FREQUENCY OF PREMIUM PAYMENTS IS REDUCED OR IF PREMIUM PAYMENTS ARE DISCONTINUED. If You reduce the amount or frequency of premium payments, or if You discontinue payment of premiums, We will continue making Monthly Deductions (as long as there is sufficient Cash Surrender Value to make such deductions) until the Maturity Date. This policy will remain in force until the earlier of the following dates:

1. The Maturity Date (if there is sufficient Cash Surrender Value to make Monthly Deductions to that date);

2.  Surrender of the policy;

3.  The end of the Grace Period; or

4.  Death of the Insured.

                               TRANSFER PROVISION

TRANSFER OF ACCUMULATION VALUE. Transfers will be made as of the Business Day the transfer request is received in good order, subject to the restrictions that follow. If You elect to use the transfer privilege, We will not be liable for a transfer made in accordance with Your instructions. We reserve the right to terminate, suspend or modify the transfer privilege, and to charge a $25 fee for each transfer in excess of 12 in a 12-month period.

TRANSFER OF ACCUMULATION VALUE (SEPARATE ACCOUNT). You may transfer all or part of Your interest in a Division of the Separate Account subject to the following:

1.  The minimum amount which may be transferred is $500.

2. If the entire amount in a Division of the Separate Account is not being transferred, the minimum which must remain is $500.

Transfers between Separate Account Divisions result in the redemption of Valuation Units in one Division and the purchase of Valuation Units in the Division to which the transfer is made.

TRANSFER OF ACCUMULATION VALUE (GENERAL ACCOUNT). A transfer from the General Account to a Division may be made during the 60 day period which begins on each policy anniversary. The amount that may be transferred each year is limited to the greatest of:

(a) 25% of the unloaned portion of the General Account as of the policy anniversary;

(b) The sum of any amounts transferred and withdrawn from the General Account in the prior Policy year; or

(c)  $500.

TELEPHONE TRANSFER AND ALLOCATION PRIVILEGE. If We have on file a completed telephone authorization form (Telephone Transaction), We will allow transfers and the percentage allocation for future Net Premiums and Policy Deductions to be changed at any time by telephone. We will honor instructions for Telephone Transactions from any person who provides the correct information. There is a risk of possible loss to You if unauthorized persons use this service in

99301                            Page 15

Your name. Under Telephone Transactions, We are not liable for any acts or omissions based upon instructions that We reasonably believe to be genuine, including losses arising from errors in the communication of telephone instructions.

DOLLAR COST AVERAGING. Dollar Cost Averaging is an automatic transfer of funds made periodically prior to the Maturity Date in accordance with the Transfers provision, except as provided below, and instructions from the Owner. Dollar Cost Averaging (DCA) is subject to the following guidelines:

1.  DCA transfers may be made:

(a)  On any day of the month except the 29th, 30th or 31st;

(b)  On a monthly, quarterly, semi-annual or annual basis; and

(c) From the Money Market Division to one or more of the other Separate Account Divisions.

2. DCA may be elected only if the Accumulation Value at the time of election is $5,000 or more.

3. The minimum amount of each DCA transfer is $100, or the remaining amount in the Money Market Division, if less.

4. DCA may not begin prior to the first Valuation Date following the 15th day after the initial Net Premium is applied.

5. DCA will end when there is no longer any value in the Money Market Division, or when You request that DCA end.

6. Amounts applied to the Money Market Division while DCA is active will be available for future dollar cost averaging in accordance with the current DCA request.

7.  There is no charge for DCA.

8.  DCA is not available if Automatic Rebalancing is active.

AUTOMATIC REBALANCING. Automatic Rebalancing occurs when funds are transferred by the Company between the Separate Account Divisions so that the values in each Division match the premium allocation percentages then in effect. You may choose Automatic Rebalancing on a quarterly, semi-annual or annual basis if your Accumulation Value is $5,000 or more. The date Automatic Rebalancing occurs will be based on the Date of Issue of Your policy. For example, if Your policy is dated January 17, and You have requested Automatic Rebalancing on a quarterly basis, Automatic Rebalancing will start on April 17, and will occur quarterly thereafter. After Automatic Rebalancing is elected, it will continue until We are notified In Writing that it is to be discontinued. There is no charge for Automatic Rebalancing. Automatic Rebalancing is not available if Dollar Cost Averaging is active.

                 SUSPENSION AND DEFERRAL OF PAYMENTS PROVISION

We reserve the right to defer payment of any Death Benefit Amount, loan or other distribution that comes from that portion of Your Accumulation Value that is allocated to Separate Account VL-R, if:

99301                              Page 16

1. The New York Stock Exchange is closed other than customary weekend and holiday closings, or trading on the New York Stock Exchange is restricted;

2. An emergency exists, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to fairly determine the Accumulation Value; or

3. The U.S. Securities and Exchange Commission (SEC) by order permits the delay for the protection of Owners.

As to amounts allocated to the General Account, We may defer payment of any Cash Surrender Value withdrawal or loan amount for up to six months after We receive the request In Writing.

Written notice of both the imposition and termination of any such suspension will be given to the Owners, assignees of record and any irrevocable Beneficiaries.

Payments which were due to have been made and which were deferred following the suspension of the calculation of the Cash Surrender Value will be made within thirty (30) days following the lifting of the suspension, and will be calculated based on the Valuation Date which immediately follows termination of the suspension.

                                  POLICY LOANS

You may borrow from Us at any time while this policy is in force, an amount which is equal to or less than the policy's loan value. The policy loan value will be the Cash Surrender Value, less interest on the amount to be borrowed (including interest on any prior outstanding policy loan) to the next policy anniversary.

The value of Valuation Units equal to the amount being borrowed from the Separate Account will be transferred to the General Account as of the Business Day that the loan request is received in good order.

OBTAINING A LOAN. You may obtain a policy loan by Written request and assignment of the policy as sole security for the loan. The Company may delay a loan if the Suspension and Deferral of Payments Provision is in effect.

EFFECT OF A LOAN. When a loan is made, an amount equal to the amount being borrowed from the Separate Account will be transferred to the General Account. A loan will result in cancellation of units from each applicable Division and reduction of the unloaned portion of the General Account in the ratio that the loan bears to the unloaned Accumulation Value of Your policy. You must state In Writing in advance which Division units are to be canceled if a different method is to be used.

Repayment of a loan will be allocated to the General Account. You may tell Us how to allocate repayments in excess of any loaned amount. If You do not tell Us, any amount in excess of the loaned amount will be transferred from the General Account to the Divisions in the same ratio currently in effect for the allocation of Net Premiums.

A loan, whether or not repaid, will have a permanent effect on the Cash Surrender Values and on the death benefits. If not repaid, any indebtedness will reduce the amount of Death Benefit Proceeds and the amount available upon surrender of the policy.

LOAN INTEREST. Loan interest will accrue daily at an annual effective rate of 4.75% during the first 7 policy years, and 4.25% thereafter. Interest is compounded monthly, and will be due at the end of

99301                                Page 17
each policy year. Unpaid loan interest will be deducted from the various accounts according to the Allocation of Policy Deductions then in effect, and added to the loaned portion of the General Account. If the number of Valuation Units in any Division or unloaned portion of the General Account is insufficient to deduct unpaid loan interest in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the unpaid loan interest bears to the unloaned Accumulation Value of your policy. We will credit interest monthly on the loaned portion of the General Account at an annual effective rate of 4.0%.

You must state In Writing in advance how unpaid loan interest should be deducted if other than this method is to be used.

HOW YOU MAY REPAY A POLICY LOAN. You may repay all or part of a policy loan at any time, except that;

1. Repayment may be made only while this policy is in force and prior to the death of the Insured;

2.  A partial repayment must be at least $100; and

3.  At the time You repay all or part of a policy loan, You must specify the
    payment is to   repay all or part of the policy loan.

At any time Your policy loan exceeds the Cash Surrender Value, this policy will lapse. However, at least 31 days prior notice must be mailed by Us to Your last known address and to the assignee of record, if any.

WE CAN DELAY PAYMENT. We can delay lending You money for up to 6 months, or the period allowed by law, whichever is less. However, We cannot delay lending You money if the amount is to be used to pay a premium to Us.


                            BENEFICIARY AND PROCEEDS

BENEFICIARY.   The Beneficiary as named in the application, or later changed by
You, will receive the proceeds upon the death of the Insured.

Unless You have stated otherwise, proceeds will be paid as follows:

1. If any Beneficiary dies before the Insured, that Beneficiary's interest will pass to any other Beneficiaries according to their respective interests.

2. If no Beneficiary survives the Insured, proceeds will be paid to You, as Owner, if You are then living; otherwise proceeds will be paid to Your estate.

COMMON DISASTER. If We cannot determine whether a Beneficiary or the Insured died first in a common disaster, We will assume that the Beneficiary died first. Proceeds will be paid on this basis unless an endorsement to this policy provides otherwise.

PROCEEDS.  Proceeds means the amount payable on:

1.  The Maturity Date;

99301                                Page 18

2.  Exercise of the full surrender benefit; or

3.  The Insured's death.

The Proceeds on the Maturity Date will be the Cash Surrender Value. The Proceeds on the Insured's death will be the Death Benefit Amount less any outstanding policy loan.

All Proceeds are subject to the provisions of the Payment Options section and the other provisions of this policy.

                       CHANGE OF OWNERSHIP OR BENEFICIARY

You may change the Owner or the Beneficiary at any time during the lifetime of the Insured unless the previous designation provides otherwise. To do so, send a Written request to Our Home Office. The change will go into effect when We have recorded the change. However, after the change is recorded, it will be deemed effective as of the date of Your Written request for change. The change will be subject to any payment made or action taken by Us before the request is recorded.

                                PAYMENT OPTIONS

Instead of being paid in one sum, all or part of the proceeds may be applied under any of the Payment Options described below. In addition to these options other methods of payment may be chosen with Our consent.

PAYMENT CONTRACT. When proceeds become payable under a Payment Option, a Payment Contract will be issued to each payee. The Payment Contract will state the rights and benefits of the payee. It will also name those who are to receive any balance unpaid at the death of the payee.

ELECTION OF OPTIONS. The Owner may elect or change any Payment Option while the Insured is living, subject to the provisions of this policy. This election or change must be In Writing.

Within 60 days after notification of the Insured's death, a payee entitled to proceeds in one sum may elect to receive proceeds under any option.

OPTION 1. PAYMENTS FOR A SPECIFIED PERIOD: Equal monthly payments will be made for a specified period. The Option 1 Table in this policy shows the monthly income for each $1,000 of proceeds applied.

OPTION 2. PAYMENTS OF A SPECIFIED AMOUNT: Equal monthly payments of a specified amount will be made. Each payment must be at least $60 a year for each $1,000 of proceeds applied. Payments will continue until the amount applied, with interest, has been paid in full.

OPTION 3. MONTHLY PAYMENTS FOR LIFE: Equal monthly payments will be made for a specified period, and will continue after that period for as long as the payee lives. The specified period may be 10, 15 or 20 years. The Option 3 Table in this policy shows the monthly income for each $1,000 of proceeds applied. If issued on a Sex Distinct basis, tables are based on the 1983a Male or Female Tables adjusted by projection scale G for 9 years, with interest at the rate of 3% per year and a 2% load. If issued on a Gender Neutral basis, tables are based on the 1983a Male or Female Tables, adjusted by projection scale G for 9 years, with unisex rates based on 60% female and 40% male, and interest at the rate of 3% per year and a 2% load.

99301                                 Page 19

At the time payments are to begin under this option, the payee may choose one of the following:

1.  Monthly payments based on the Option 3 Table; or

2. Monthly payments equal to a monthly annuity based on our single premium immediate annuity rates then in use.

OPTION 4. PROCEEDS LEFT AT INTEREST: Proceeds may be left on deposit with Us for any period up to 30 years. Interest earned on the proceeds may be:

1.  Left on deposit to accumulate at the rate of 3% compounded annually; or

2. Paid in installments at the rate for each $1,000 of proceeds of $30 annually, $14.89 semiannually, $7.42 quarterly or $2.47 monthly.

Upon the death of the payee, or at the end of the specified period, any balance left on deposit will be paid in a lump sum or under Payment Options 1, 2 or 3.

INTEREST RATES. The guaranteed rate of interest for proceeds held under Payment Options 1, 2, 3 and 4 is 3% compounded annually. We may credit interest at a higher rate. The amount of any increase will be determined by Us.

PAYMENTS. The first payment under Options 1, 2 and 3 will be made when the claim for settlement has been approved. Payments after the first will be made according to the manner of payment chosen. Interest under Option 4 will be credited from the date of notification of death and paid or added to the proceeds as provided in the Payment Contract.

AVAILABILITY OF OPTIONS. If the proposed payee is not a natural person, payment options may be chosen only with Our consent.

If this policy is assigned, We will have the right to pay the assignee in one sum the amount to which the assignee is entitled. Any balance will be applied according to the option chosen.

The amount to be applied under any one option must be at least $2,000. The payment elected under any one option must be at least $20. If the total policy proceeds are less than $2,000, payment will be made in one lump sum.

EVIDENCE THAT PAYEE IS ALIVE. Before making any payment under a Payment Option, We may ask for proof that the payee is alive. If proof is requested, no payment will be made or considered due until We receive proof.

DEATH OF A PAYEE. If a payee dies, any unpaid balance will be paid as stated in the Payment Contract. If there is no surviving payee named in the Payment Contract, We will pay the estate of the payee:

1. Under Options 1 and 3, the value as of the date of notification of death of the remaining payments for the specified period, discounted at the rate of interest, compounded annually, that was used in determining the amount of the monthly payment;

2. Under Options 2 and 4, the balance of any proceeds remaining unpaid with accrued interest, if any.

99301                             Page 20

WITHDRAWAL OF PROCEEDS UNDER OPTIONS 1 OR 2. If provided in the Payment Contract, a payee will have the right to withdraw the entire unpaid balance under Options 1 or 2. Under Option 1, the amount will be the value of the remaining payments for the specified period discounted at the rate of interest used in determining monthly income. Under Option 2, the amount will be the entire unpaid balance.

WITHDRAWAL OF PROCEEDS UNDER OPTION 4. A payee will have the right to withdraw proceeds left under Option 4 subject to the following rules:

1.  The amount to be withdrawn must be $500 or more; and

2.  A partial withdrawal must leave a balance on deposit of $1,000 or more.

WITHDRAWALS MAY BE DEFERRED. We may defer payment of any withdrawal for up to 6 months from the date We receive a withdrawal request.

ASSIGNMENT.  Payment Contracts may not be assigned.

CHANGE IN PAYMENT. The right to make any change in payment is available only if it is provided in the Payment Contract.

CLAIMS OF CREDITORS. To the extent permitted by law, proceeds will not be subject to any claims of a Beneficiary's creditors.

                               GENERAL PROVISIONS

ASSIGNING YOUR POLICY. During the lifetime of the Insured, You may assign this policy as security for an obligation. We will not be bound by an assignment unless it is received In Writing at the Home Office. Two copies of the assignment must be submitted. We will retain one copy and return the other. We will not be responsible for the validity of any assignment.

INCONTESTABILITY. We rely on the statements made in the application for the policy and applications for any reinstatements or increases in Specified Amount. These statements, in the absence of fraud, are considered representations and not warranties. No statement may be used in defense of a claim under the policy unless it is in such applications.

We cannot contest this policy after it has been in force during the Insured's lifetime for 2 years from the Date of Issue. However, We can contest any increase in Specified Amount before such increase has been in effect during the Insured's lifetime for 2 years.

Additionally, if this policy is reinstated, We cannot contest the reinstated policy after it has been in force during the Insured's lifetime for 2 years from the date of reinstatement. However, We can contest a reinstatement or an increase in Specified Amount based solely on the information provided in the application for such reinstatement or increase.

These 2 year limitations do not apply to any Disability or Accidental Death Benefit, or to the nonpayment of premium.

SUICIDE EXCLUSION. If the Insured takes his or her own life, while sane or insane, within 2 years from the Date of Issue, We will limit the Death Benefit Proceeds to the premiums paid less any policy loans and less any partial cash surrenders paid.

99301                                 Page 21

If there are any increases in the Specified Amount (See the section entitled "Changing Your Insurance Policy") a new 2 year period shall apply to each increase beginning on the date of each increase. The Death Benefit Proceeds will be the costs of insurance associated with each increase.

When the laws of the state in which this policy is delivered require less than this 2 year period, the period will be as stated in such laws.

AGE OR GENDER INCORRECTLY STATED (AGE INCORRECTLY STATED IF ISSUED ON A GENDER NEUTRAL BASIS). If the (1) age or gender of the Insured (if this policy was issued on a Sex Distinct basis) or (2) age of the Insured (if this policy was issued on a Gender Neutral basis) has been misstated to Us, We will adjust the excess of the Death Benefit Amount over the Accumulation Value on the date of death to that which would have been purchased by the Monthly Deduction for the policy month of death at the correct cost of insurance rate. By age, We mean age nearest birthday as of the Date of Issue.

STATUTORY BASIS OF POLICY VALUES. The Accumulation Values of the policy are not less than the minimum values required by the law of the state where this policy is delivered. The calculation of the Accumulation Values includes a charge for the cost of insurance, as shown in the Table of Guaranteed Monthly Cost of Insurance Rates and for the General Account interest at the annual effective rate of 4.0%.

Calculation of minimum Accumulation Values, nonforfeiture benefits and Guaranteed Cost of Insurance Rates are based on the Composite 1980 Commissioners Standard Ordinary Male\Female\Unisex Table A (100% male) Mortality Table for the appropriate sex and age nearest birthday. A detailed statement of the method of computing values has been filed with the state insurance department where required.

NO DIVIDENDS. This policy will not pay dividends. It will not participate in any of Our surplus or earnings.

ANNUAL REPORT. We will send You at least once a year, without charge, an annual report which will show a summary of all transactions since the last report, including:

1.  Premiums paid;

2.  Transfers;

3.  Expense charges deducted;

4.  The cost of insurance deducted;

5.  Partial surrender benefits deducted including partial surrender fees;

6.  The amount of any outstanding policy loan;

7.  Separate Account Unit Values;

8.  The current Cash Surrender Value and Accumulation Values; and

9.  The Death Benefit Amount.


99301                              Page 22

WHEN THIS POLICY TERMINATES.  This policy will terminate if:

1.  You request that this policy be terminated;

2.  The Insured dies;

3.  The policy matures; or

4. The Grace Period ends and there is not sufficient Cash Surrender Value to cover a Monthly Deduction.

REINSTATEMENT. "Reinstating" means placing Your policy in force after it has terminated at the end of the Grace Period. We will reinstate this policy if We receive:

1. Your Written request within 5 years after the end of the Grace Period and before the Maturity Date;

2.  Evidence of insurability satisfactory to Us;

3. Payment of enough premiums so that the policy will remain in force for 2 months; and

4.  Payment or reinstatement of any indebtedness.

The reinstated policy will be in force from the Monthly Deduction Day on or following the date We approve the reinstatement application.

The Accumulation Value at the time of reinstatement will be:

1. The Net Premium allocated in accordance with the premium allocation percentages at time of lapse unless the reinstatement application provides otherwise, using Unit Values as of the date of reinstatement; plus

2. Any loan, repaid or reinstated plus an amount equal to loan interest which will be due on the next policy anniversary; less

3.  The monthly deduction for one month.

If a person other than the Insured is covered by a rider attached to this policy, coverage will be reinstated according to that rider.



99301                                Page 23

                          DEATH BENEFIT CORRIDOR RATES
                     BASED ON CASH VALUE ACCUMULATION TEST

ATTAINED AGE           MALE     FEMALE      ATTAINED AGE       MALE     FEMALE
Nearest Birthday                          Nearest Birthday
(On Each Policy                            (On Each Policy
Anniversary)                                Anniversary)
18                    6.91090   8.30142          68           1.58236   1.76827
19                    6.71267   8.03719          69           1.54923   1.72343

20                    6.52076   7.78152          70           1.51753   1.68009
21                    6.33350   7.53356          71           1.48726   1.63827
22                    6.14981   7.29258          72           1.45844   1.59809
23                    5.96881   7.05840          73           1.43116   1.55974
24                    5.79038   6.83085          74           1.40548   1.52338

25                    5.61443   6.61014          75           1.38142   1.48910
26                    5.44092   6.39568          76           1.35889   1.45684
27                    5.27031   6.18766          77           1.33775   1.42648
28                    5.10316   5.98586          78           1.31783   1.39782
29                    4.93975   5.79038          79           1.29892   1.37069

30                    4.78046   5.60097          80           1.28090   1.34496
31                    4.62543   5.41767          81           1.26375   1.32058
32                    4.47504   5.24022          82           1.24746   1.29761
33                    4.32914   5.06840          83           1.23212   1.27608
34                    4.18798   4.90198          84           1.21783   1.25607

35                    4.05148   4.74131          85           1.20460   1.23755
36                    3.91965   4.58592          86           1.19234   1.22040
37                    3.79247   4.43621          87           1.18093   1.20448
38                    3.66997   4.29213          88           1.17021   1.18963
39                    3.55206   4.15360          89           1.16000   1.17566

40                    3.43868   4.02063          90           1.15008   1.16236
41                    3.32968   3.89305          91           1.14024   1.14954
42                    3.22506   3.77070          92           1.13021   1.13694
43                    3.12447   3.65328          93           1.11971   1.12430
44                    3.02787   3.54035          94           1.10841   1.11132

45                    2.93502   3.43166          95           1.09607   1.09775
46                    2.84584   3.32701          96           1.08265   1.08350
47                    2.76008   3.22611          97           1.06839   1.06873
48                    2.67761   3.12877          98           1.05387   1.05396
49                    2.59824   3.03494          99           1.04001   1.04001

50                    2.52192   2.94449
51                    2.44849   2.85732
52                    2.37800   2.77329
53                    2.31039   2.69235
54                    2.24563   2.61451

55                    2.18370   2.53953
56                    2.12443   2.46726
57                    2.06772   2.39746
58                    2.01335   2.32987
59                    1.96120   2.26425

60                    1.91115   2.20053
61                    1.86315   2.13871
62                    1.81717   2.07893
63                    1.77320   2.02134
64                    1.73126   1.96617

65                    1.69130   1.91343
66                    1.65326   1.86300
67                    1.61699   1.81470



99301                                  Page 24

                         DEATH BENEFIT CORRIDOR RATES
                     BASED ON CASH VALUE ACCUMULATION TEST

ATTAINED AGE                      ATTAINED AGE
Nearest Birthday                Nearest Birthday
(On Each Policy       GENDER     (On Each Policy    GENDER
Anniversary)          NEUTRAL     Anniversary)      NEUTRAL

18                    6.91090          68           1.58236
19                    6.71267          69           1.54923

20                    6.52076          70           1.51753
21                    6.33350          71           1.48726
22                    6.14981          72           1.45844
23                    5.96881          73           1.43116
24                    5.79038          74           1.40548

25                    5.61443          75           1.38142
26                    5.44092          76           1.35889
27                    5.27031          77           1.33775
28                    5.10316          78           1.31783
29                    4.93975          79           1.29892
30                    4.78046          80           1.28090
31                    4.62543          81           1.26375
32                    4.47504          82           1.24746
33                    4.32914          83           1.23212
34                    4.18798          84           1.21783

35                    4.05148          85           1.20460
36                    3.91965          86           1.19234
37                    3.79247          87           1.18093
38                    3.66997          88           1.17021
39                    3.55206          89           1.16000

40                    3.43868          90           1.15008
41                    3.32968          91           1.14024
42                    3.22506          92           1.13021
43                    3.12447          93           1.11971
44                    3.02787          94           1.10841

45                    2.93502          95           1.09607
46                    2.84584          96           1.08265
47                    2.76008          97           1.06839
48                    2.67761          98           1.05387
49                    2.59824          99           1.04001

50                    2.52192
51                    2.44849
52                    2.37800
53                    2.31039
54                    2.24563

55                    2.18370
56                    2.12443
57                    2.06772
58                    2.01335
59                    1.96120

60                    1.91115
61                    1.86315
62                    1.81717
63                    1.77320
64                    1.73126

65                    1.69130
66                    1.65326
67                    1.61699

99301U                               Page 25

                          DEATH BENEFIT CORRIDOR RATES
                        BASED ON GUIDELINE PREMIUM TEST


          ATTAINED             ATTAINED
            AGE        RATE       AGE    RATE

            0-40       2.50        60    1.30
            41         2.43        61    1.28
            42         2.36        62    1.26
            43         2.29        63    1.24
            44         2.22        64    1.22
            45         2.15        65    1.20
            46         2.09        66    1.19
            47         2.03        67    1.18
            48         1.97        68    1.17
            49         1.91        69    1.16
            50         1.85        70    1.15
            51         1.78        71    1.13
            52         1.71        72    1.11
            53         1.64        73    1.09
            54         1.57        74    1.07
            55         1.50     75-90    1.05
            56         1.46        91    1.04
            57         1.42        92    1.03
            58         1.38        93    1.02
            59         1.34        94    1.01
                                   95+   1.00


99301                               Page 26

          TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

ATTAINED AGE      MALE                 ATTAINED AGE    MALE
Nearest Birthday                     Nearest Birthday
(On Each Policy                      (On Each Policy
Anniversary)                          Anniversary)

      18          0.15                     68          2.82
      19          0.16                     69          3.07

      20          0.16                     70          3.36
      21          0.16                     71          3.70
      22          0.16                     72          4.08
      23          0.16                     73          4.52
      24          0.15                     74          5.01

      25          0.15                     75          5.54
      26          0.14                     76          6.11
      27          0.14                     77          6.71
      28          0.14                     78          7.33
      29          0.14                     79          7.99

      30          0.14                     80          8.71
      31          0.15                     81          9.52
      32          0.15                     82         10.45
      33          0.16                     83         11.50
      34          0.17                     84         12.67

      35          0.18                     85         13.93
      36          0.19                     86         15.25
      37          0.20                     87         16.63
      38          0.22                     88         18.06
      39          0.23                     89         19.55

      40          0.25                     90         21.11
      41          0.27                     91         22.80
      42          0.30                     92         24.66
      43          0.32                     93         26.82
      44          0.35                     94         29.67

      45          0.38                     95         33.93
      46          0.41                     96         41.28
      47          0.44                     97         56.04
      48          0.48                     98         83.33
      49          0.52                     99         83.33

      50          0.56
      51          0.61
      52          0.67
      53          0.73
      54          0.80

      55          0.88
      56          0.96
      57          1.05
      58          1.14
      59          1.24

      60          1.35
      61          1.48
      62          1.62
      63          1.78
      64          1.95

      65          2.15
      66          2.36
      67          2.58

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on page 3.

99301M                              Page 27

           TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS


                                                     OPTION 1 TABLE
                                           INSTALLMENTS FOR A SPECIFIED PERIOD
-------------------------------------------------------------------------------------------------------------------------

  Number        Amount of         Number        Amount of       Number       Amount of         Number         Amount of
 of Years        Monthly         of Years        Monthly       of Years       Monthly         of Years         Monthly
  Payable      Installments      Payable      Installments      Payable     Installments       Payable       Installments
-------------------------------------------------------------------------------------------------------------------------
     5              $17.91             15           $6.87            25          $4.71                35          $3.82
     6               15.14             16            6.53            26           4.59                36           3.76
     7               13.16             17            6.23            27           4.47                37           3.70
     8               11.68             18            5.96            28           4.37                38           3.65
     9               10.53             19            5.73            29           4.27                39           3.60

    10                9.61             20            5.51            30           4.18                40           3.55
    11                8.86             21            5.32            31           4.10
    12                8.24             22            5.15            32           4.02
    13                7.71             23            4.99            33           3.95
    14                7.26             24            4.84            34           3.88
-----------------------------------------------------------------------------------------------------------------------


                                                     OPTION 3 TABLE
                                   INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD
-------------------------------------------------------------------------------------------------------------------------

AGE OF PAYEE                    GUARANTEED                    AGE OF PAYEE                       GUARANTEED
                                  PERIOD                                                           PERIOD
-------------------------------------------------------------------------------------------------------------------------

    Male         10 Years       15 Years       20 Years           Male           10 Years       15 Years       20 Years
-------------------------------------------------------------------------------------------------------------------------

     20*              $2.95          $2.94           $2.94                50          $4.05           $4.00         $3.93
     21                2.97           2.96            2.96                51           4.11            4.06          3.99
     22                2.98           2.98            2.98                52           4.18            4.13          4.04
     23                3.00           3.00            3.00                53           4.26            4.19          4.10
     24                3.02           3.02            3.02                54           4.34            4.27          4.16

     25                3.05           3.04            3.04                55           4.42            4.34          4.22
     26                3.07           3.06            3.06                56           4.51            4.42          4.28
     27                3.09           3.09            3.08                57           4.60            4.50          4.35
     28                3.12           3.11            3.11                58           4.69            4.58          4.41
     29                3.14           3.14            3.13                59           4.79            4.66          4.47

     30                3.17           3.16            3.16                60           4.90            4.75          4.54
     31                3.20           3.19            3.18                61           5.01            4.84          4.60
     32                3.22           3.22            3.21                62           5.13            4.94          4.67
     33                3.25           3.25            3.24                63           5.26            5.03          4.73
     34                3.29           3.28            3.27                64           5.39            5.13          4.79

     35                3.32           3.31            3.00                65           5.52            5.23          4.85
     36                3.35           3.35            3.33                66           5.66            5.33          4.91
     37                3.39           3.38            3.36                67           5.81            5.43          4.97
     38                3.43           3.42            3.40                68           5.96            5.53          5.02
     39                3.47           3.46            3.44                69           6.12            5.63          5.07

     40                3.51           3.50            3.47                70           6.28            5.73          5.11
     41                3.55           3.54            3.51                71           6.44            5.82          5.15
     42                3.60           3.58            3.55                72           6.61            5.91          5.19
     43                3.65           3.63            3.59                73           6.78            6.00          5.23
     44                3.70           3.67            3.64                74           6.96            6.08          5.26

     45                3.75           3.72            3.68                75           7.13            6.16          5.28
     46                3.80           3.77            3.73                76           7.30            6.24          5.31
     47                3.86           3.83            3.78                77           7.47            6.31          5.33
     48                3.92           3.88            3.83                78           7.64            6.37          5.34
     49                3.98           3.94            3.88                79           7.81            6.42          5.36
                                                                          80**         7.97            6.48          5.37
-------------------------------------------------------------------------------------------------------------------------
Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due.  If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

          *Also applies to younger ages.                                       **Also applies to older ages.
-------------------------------------------------------------------------------------------------------------------------


99301M                                    Page 28

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK


  ATTAINED AGE      FEMALE         ATTAINED AGE      FEMALE
Nearest Birthday                 Nearest Birthday
(On Each Policy                  (On Each Policy
  Anniversary)                     Anniversary)

      18            0.08               68             1.59
      19            0.09               69             1.72

      20            0.09               70             1.86
      21            0.09               71             2.05
      22            0.09               72             2.27
      23            0.09               73             2.55
      24            0.10               74             2.88

      25            0.10               75             3.25
      26            0.10               76             3.67
      27            0.10               77             4.11
      28            0.11               78             4.59
      29            0.11               79             5.11

      30            0.11               80             5.71
      31            0.12               81             6.39
      32            0.12               82             7.19
      33            0.13               83             8.12
      34            0.13               84             9.18
      35            0.14               85            10.34

      36            0.15               86            11.60
      37            0.16               87            12.97
      38            0.17               88            14.45
      39            0.19               89            16.05
      40            0.20               90            17.79

      41            0.22               91            19.72
      42            0.24               92            21.89
      43            0.26               93            24.44
      44            0.28               94            27.67
      45            0.30               95            32.32

      46            0.32               96            40.05
      47            0.34               97            55.16
      48            0.36               98            83.33
      49            0.39               99            83.33
      50            0.41

      51            0.44
      52            0.48
      53            0.51
      54            0.55
      55            0.59

      56            0.63
      57            0.67
      58            0.71
      59            0.75
      60            0.79

      61            0.85
      62            0.92
      63            1.01
      64            1.11
      65            1.23

      66            1.35
      67            1.47

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on page 3.

99301F                           Page 27

           TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS


                                                     OPTION 1 TABLE
                                           INSTALLMENTS FOR A SPECIFIED PERIOD
-------------------------------------------------------------------------------------------------------------------------

  Number        Amount of         Number        Amount of       Number       Amount of         Number         Amount of
 of Years        Monthly         of Years        Monthly       of Years       Monthly         of Years         Monthly
  Payable      Installments      Payable      Installments      Payable     Installments       Payable       Installments
-------------------------------------------------------------------------------------------------------------------------
     5              $17.91            15           $6.87            25          $4.71                35          $3.82
     6               15.14            16            6.53            26           4.59                36           3.76
     7               13.16            17            6.23            27           4.47                37           3.70
     8               11.68            18            5.96            28           4.37                38           3.65
     9               10.53            19            5.73            29           4.27                39           3.60

    10                9.61            20            5.51            30           4.18                40           3.55
    11                8.86            21            5.32            31           4.10
    12                8.24            22            5.15            32           4.02
    13                7.71            23            4.99            33           3.95
    14                7.26            24            4.84            34           3.88
----------------------------------------------------------------------------------------------------------------------


                                                     OPTION 3 TABLE
                                   INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD
-------------------------------------------------------------------------------------------------------------------------

AGE OF PAYEE                GUARANTEED PERIOD                  AGE OF PAYEE                 GUARANTEED PERIOD
-------------------------------------------------------------------------------------------------------------------------

   Female        10 Years       15 Years       20 Years          Female          10 Years       15 Years       20 Years
-------------------------------------------------------------------------------------------------------------------------
     20*              $2.85          $2.85           $2.85                50          $3.75           $3.73         $3.69
     21                2.87           2.87            2.87                51           3.80            3.78          3.74
     22                2.89           2.88            2.88                52           3.86            3.84          3.79
     23                2.90           2.90            2.90                53           3.92            3.89          3.85
     24                2.92           2.92            2.91                54           3.99            3.96          3.90

     25                2.94           2.93            2.93                55           4.06            4.02          3.96
     26                2.95           2.95            2.95                56           4.13            4.09          4.02
     27                2.97           2.97            2.97                57           4.21            4.16          4.08
     28                2.99           2.99            2.99                58           4.29            4.23          4.15
     29                3.01           3.01            3.01                59           4.37            4.31          4.21

     30                3.03           3.03            3.03                60           4.46            4.39          4.28
     31                3.06           3.05            3.05                61           4.56            4.47          4.35
     32                3.08           3.08            3.07                62           4.66            4.56          4.42
     33                3.10           3.10            3.10                63           4.76            4.65          4.49
     34                3.13           3.13            3.12                64           4.88            4.75          4.56

     35                3.16           3.15            3.15                65           4.99            4.85          4.63
     36                3.19           3.18            3.17                66           5.12            4.95          4.70
     37                3.21           3.21            3.20                67           5.25            5.05          4.77
     38                3.24           3.24            3.23                68           5.39            5.16          4.83
     39                3.28           3.27            3.26                69           5.53            5.27          4.90

     40                3.31           3.30            3.29                70           5.69            5.38          4.96
     41                3.35           3.34            3.33                71           5.85            5.49          5.02
     42                3.38           3.37            3.36                72           6.02            5.60          5.08
     43                3.42           3.41            3.40                73           6.19            5.71          5.13
     44                3.46           3.45            3.43                74           6.37            5.82          5.17

     45                3.50           3.49            3.47                75           6.56            5.92          5.21
     46                3.55           3.53            3.51                76           6.75            6.02          5.25
     47                3.59           3.58            3.56                77           6.95            6.11          5.28
     48                3.64           3.63            3.60                78           7.14            6.20          5.30
     49                3.69           3.67            3.65                79           7.34            6.28          5.32
                                                                        80**           7.54            6.35          5.34
-------------------------------------------------------------------------------------------------------------------------
Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due.  If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

          *Also applies to younger ages.                                       **Also applies to older ages.
-------------------------------------------------------------------------------------------------------------------------

99301F                              Page 28

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK


  ATTAINED AGE        RATE       ATTAINED AGE        RATE
Nearest Birthday               Nearest Birthday
(On Each Policy                (On Each Policy
 Anniversary)                    Anniversary)

        18            0.15           68              2.82
        19            0.16           69              3.07

        20            0.16           70              3.36
        21            0.16           71              3.70
        22            0.16           72              4.08
        23            0.16           73              4.52
        24            0.15           74              5.01

        25            0.15           75              5.54
        26            0.14           76              6.11
        27            0.14           77              6.71
        28            0.14           78              7.33
        29            0.14           79              7.99

        30            0.14           80              8.71
        31            0.15           81              9.52
        32            0.15           82             10.45
        33            0.16           83             11.50
        34            0.17           84             12.67

        35            0.18           85             13.93
        36            0.19           86             15.25
        37            0.20           87             16.63
        38            0.22           88             18.06
        39            0.23           89             19.55

        40            0.25           90             21.17
        41            0.27           91             22.80
        42            0.30           92             24.66
        43            0.32           93             26.82
        44            0.35           94             29.67

        45            0.38           95             33.93
        46            0.41           96             41.28
        47            0.44           97             56.04
        48            0.48           98             83.33
        49            0.52           99             83.33

        50            0.56
        51            0.61
        52            0.67
        53            0.73
        54            0.80

        55            0.88
        56            0.96
        57            1.05
        58            1.14
        59            1.24

        60            1.35
        61            1.48
        62            1.62
        63            1.78
        64            1.95

        65            2.15
        66            2.36
        67            2.58

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on page 3.

99301U                               Page 27

            TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS


                                                     OPTION 1 TABLE
                                           INSTALLMENTS FOR A SPECIFIED PERIOD
-------------------------------------------------------------------------------------------------------------------------

  Number        Amount of         Number        Amount of       Number       Amount of         Number         Amount of
 of Years        Monthly         of Years        Monthly       of Years       Monthly         of Years         Monthly
  Payable      Installments      Payable      Installments      Payable     Installments       Payable       Installments
-------------------------------------------------------------------------------------------------------------------------
     5                $17.91             15           $6.87            25          $4.71                35          $3.82
     6                 15.14             16            6.53            26           4.59                36           3.76
     7                 13.16             17            6.23            27           4.47                37           3.70
     8                 11.68             18            5.96            28           4.37                38           3.65
     9                 10.53             19            5.73            29           4.27                39           3.60

    10                  9.61             20            5.51            30           4.18                40           3.55
    11                  8.86             21            5.32            31           4.10
    12                  8.24             22            5.15            32           4.02
    13                  7.71             23            4.99            33           3.95
    14                  7.26             24            4.84            34           3.88
-------------------------------------------------------------------------------------------------------------------------


                                                     OPTION 3 TABLE
                                   INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD
-------------------------------------------------------------------------------------------------------------------------
                           GUARANTEED PERIOD                                                GUARANTEED PERIOD
-------------------------------------------------------------------------------------------------------------------------

AGE OF PAYEE     10 Years       15 Years       20 Years       AGE OF PAYEE       10 Years       15 Years       20 Years
-------------------------------------------------------------------------------------------------------------------------
     20*              $2.89          $2.89           $2.89                50          $3.87           $3.84         $3.79
     21                2.91           2.91            2.90                51           3.93            3.90          3.85
     22                2.93           2.92            2.92                52           3.99            3.96          3.90
     23                2.94           2.94            2.94                53           4.06            4.02          3.95
     24                2.96           2.96            2.96                54           4.13            4.08          4.01

     25                2.98           2.98            2.98                55           4.21            4.15          4.07
     26                3.00           3.00            3.00                56           4.28            4.22          4.13
     27                3.02           3.02            3.02                57           4.37            4.30          4.19
     28                3.04           3.04            3.04                58           4.45            4.38          4.26
     29                3.07           3.06            3.06                59           4.55            4.46          4.32

     30                3.09           3.09            3.08                60           4.64            4.54          4.39
     31                3.11           3.11            3.11                61           4.74            4.63          4.46
     32                3.14           3.14            3.13                62           4.85            4.72          4.52
     33                3.17           3.16            3.16                63           4.97            4.81          4.59
     34                3.20           3.19            3.18                64           5.08            4.91          4.66

     35                3.22           3.22            3.21                65           5.21            5.01          4.73
     36                3.26           3.25            3.24                66           5.34            5.11          4.79
     37                3.29           3.28            3.27                67           5.48            5.21          4.85
     38                3.32           3.31            3.30                68           5.62            5.32          4.92
     39                3.36           3.35            3.33                69           5.77            5.42          4.97

     40                3.39           3.38            3.37                70           5.93            5.53          5.03
     41                3.43           3.42            3.40                71           6.09            5.63          5.08
     42                3.47           3.46            3.44                72           6.26            5.73          5.13
     43                3.51           3.50            3.48                73           6.44            5.84          5.17
     44                3.56           3.54            3.52                74           6.62            5.93          5.21

     45                3.60           3.59            3.56                75           6.80            6.03          5.24
     46                3.65           3.63            3.60                76           6.98            6.12          5.27
     47                3.70           3.68            3.65                77           7.17            6.20          5.30
     48                3.76           3.73            3.70                78           7.35            6.27          5.32
     49                3.81           3.78            3.74                79           7.54            6.34          5.34
                                                                          80**         7.72            6.41          5.35
-------------------------------------------------------------------------------------------------------------------------
Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due.  If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

          *Also applies to younger ages.                                      **Also applies to older ages.
-------------------------------------------------------------------------------------------------------------------------

99301U                                     Page 28

                             AMERICAN GENERAL LIFE
                               INSURANCE COMPANY

This is a FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY. An adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date. Investment results are reflected in policy benefits. ACCUMULATION VALUES are flexible and will be based on the amount and frequency of premiums paid and the
investment results of the Separate Account.   NONPARTICIPATING - NOT ELIGIBLE
FOR DIVIDENDS.



                For Information, Service or to make a Complaint

     Contact your Servicing Agent, or our Corporate Markets Administration
                                  Department.

                              2727-A Allen Parkway
                                 P.O. Box 4647
                           Houston, Texas 77210-4647

                                 1-888-222-4943



                                A STOCK COMPANY
                            _______________________
                 A Subsidiary of American General Corporation



99301